As filed with the Securities and Exchange Commission on January 2, 2014.
Registration No. 333-35319

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
POST-EFFECTIVE  AMENDMENT NO. 3 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________

PROVIDENT COMMUNITY BANCSHARES, INC.
(formerly known as Union Financial Bancshares, Inc.)
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	57-1001177 (I.R.S. Employer Identification Number)

2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dwight V. Neese
President and Chief Executive Officer
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron M. Kaslow, Esq Scott A. Brown, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800 Facsimile: (202) 204-5600

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on September 10, 1997 (as amended by post-effective amendments filed on February 11, 2000 and September 1, 2004) by Union Financial Bancshares, Inc., now known as Provident Community Bancshares, Inc., a Delaware corporation (the “Registrant”):

Registration Statement on Form S-3, File No. 333-35318, registering 236,250 shares1 of common stock, par value $0.01 per share, for issuance under the Union Financial Bancshares, Inc. Dividend Reinvestment Plan.

The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold (94,032 shares) under such Registration Statement.

1 Reflects a three-for-two stock split in February 1998 and a 5% stock dividend in February 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of South Carolina in the City of Rock Hill, on this 2nd day of January, 2014.

PROVIDENT COMMUNITY BANCSHARES, INC.

January 2, 2014	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer